Exhibit 99.1

Unaudited Pro Forma Combined Financial Information

These unaudited pro forma combined financial statements have been prepared to reflect the contribution of Southern Union Gathering Company (“SUGS”) to Regency Energy Partners LP (the “Partnership”).  On February 27, 2013, the Partnership, a Delaware limited partnership, Southern Union Company (the “Contributor”), Regency Western G&P LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Partnership, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd. entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which the Contributor has agreed to contribute to the Partnership (the “Contribution”) all of the issued and outstanding membership interests in SUGS and its subsidiaries. The Contribution Agreement was previously reported in Regency’s Current Report on Form 8-K dated February 27, 2013.  The contribution consideration of $1.5 billion to be paid by the Partnership will be funded $750 million through the issuance of Partnership common units, $150 million through the issuance of Partnership Class F common units and $600 million in cash.

The contribution of SUGS from the Contributor to the Partnership is a transaction between entities under common control.  Accordingly, the Partnership has recorded the assets and liabilities of SUGS at their historical carrying value in a manner similar to a pooling of interests for all periods in which common control exists (March 26, 2012 forward) following the guidance in FASB Accounting Standards Codification Topic 805, Business Combinations.

The unaudited pro forma combined balance sheet reflects the transaction described above and the pro forma adjustments as though the Contribution occurred on December 31, 2012, while the unaudited pro forma combined statement of operations reflects the transaction and the pro forma adjustments as though the Contribution occurred as of January 1, 2012.  The pro forma adjustments were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X.

The historical financial information included in the column entitled “Partnership” was derived from the audited financial statements included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012. The historical financial information included in the columns entitled “SUGS” was derived from SUGS’ audited financial statements included in this Current Report at Exhibit 99.2.

The unaudited pro forma combined financial information is based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. The unaudited pro forma combined financial information is not necessarily indicative of the financial results that would have occurred if these transactions had taken place on the dates indicated, nor is it indicative of future consolidated results.

Regency Energy Partners LP
Unaudited Pro Forma Combined Balance Sheet
December 31, 2012
(in millions)

	Partnership	SUGS	Combined Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$53	$-	$53	$-		$53
Trade accounts receivable, net of allowance	40	75	115	-		115
Accrued revenues	107	-	107	-		107
Related party receivables	4	4	8	-		8
Derivative assets	4	-	4	-		4
Other current assets	29	25	54	-		54
Total current assets	237	104	341	-		341

Property, Plant and Equipment:
Gathering and transmission systems	852	1,149	2,001	-		2,001
Compression equipment	961	-	961	-		961
Gas plants and buildings	232	10	242	-		242
Other property, plant and equipment	189	185	374	-		374
Construction-in-progress	283	224	507	-		507
Total property, plant and equipment	2,517	1,568	4,085	-		4,085
Less accumulated depreciation	(355)	(45)	(400)	-		(400)
Property, plant and equipment, net	2,162	1,523	3,685	-		3,685

Other Assets:
Investment in unconsolidated subsidiaries	2,214	1	2,215	-		2,215
Long-term derivative assets	1	-	1	-		1
Other, net	41	-	41	-		41
Total other assets	2,256	1	2,257	-		2,257

Intangible Assets and Goodwill:
Intangible assets, net of accumulated amortization	712	-	712	-		712
Goodwill	790	338	1,128	-		1,128
Total intangible assets and goodwill	1,502	338	1,840	-		1,840

TOTAL ASSETS	$6,157	$1,966	$8,123	$-		$8,123

LIABILITIES & PARTNERS' CAPITAL AND NONCONTROLLING INTEREST
Current Liabilities:
Drafts payable	$6	$4	$10	$-		10
Trade accounts payable	102	20	122	-		122
Accrued cost of gas and liquids	83	50	133	-		133
Related party payables	37	59	96	-		96
Deferred revenues, including related party amounts	17	-	17	-		17
Derivative liabilities	1	5	6	-		6
Other current liabilities	41	64	105	-		105
Total current liabilities	287	202	489	-		489

Long-term derivative liabilities	25	-	25	-		25
Deferred tax liabilities	-	339	339	(339)	d	-
Other long-term liabilities	5	16	21	-		21
Long-term debt, net	2,157	-	2,157	600	a	2,757

Commitments and contingencies

Series A convertible redeemable preferred units	73	-	73	-		73

Partners' Capital and Noncontrolling Interest:
Common units	3,207	-	3,207	750	a	3,881
				(1,245)	b
				1,172	c
				(3)	e
Class F common units	-	-	-	150	a	135
				(255)	b
				240	c
Member's equity		1,412	1,412	(1,412)	c	-
General partner interest	326	-	326	339	d	665
Accumulated other comprehensive loss	-	(3)	(3)	3	e	-
Total partners' capital	3,533	1,409	4,942	(261)		4,681
Noncontrolling interest	77	-	77	-		77
Total partners' capital and noncontrolling interest	3,610	1,409	5,019	(261)		4,758

TOTAL LIABILITIES AND PARTNERS' CAPITAL AND NONCONTROLLING INTEREST	$6,157	$1,966	$8,123	$0		$8,123

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Unaudited Pro Forma Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2012
(in millions except unit data and per unit data)

		SUGS
		Successor	Predecessor
	Partnership	Period from Acquisiton (March 26, 2012) to December 31, 2012	Period from January 1, 2012 to March 25, 2012	Combined Historical	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Gas sales, including related party amounts	$329	$-	$-	$329	$-		$329
NGL sales, including related party amounts	539	-	-	539	-		539
Gathering, transportation and other fees, including related party amounts	403	662	245	1,310	-		1,310
Net realized and unrealized loss from derivatives	11	1	2	14	3	e	17
Other	57	-	-	57	-		57
Total revenues	1,339	663	247	2,249	3		2,252

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	871	518	196	1,585	-		1,585
Operation and maintenance	166	79	22	267	-		267
General and administrative, including related party amounts	63	22	5	90	(10)	f	80
Loss on asset sales, net	3	-	-	3	-		3
Depreciation and amortization	201	51	18	270	(3)	h	267
Total operating costs and expenses	1,304	670	241	2,215	(13)		2,202

OPERATING INCOME	35	(7)	6	34	16		50

Income from unconsolidated subsidiaries	114	(9)	-	105	-		105
Interest expense, net	(122)	-	-	(122)	(33)	g	(155)
Loss on debt refinancing, net	(8)	-	-	(8)	-		(8)
Other income and deductions, net	30	-	-	30	-		30
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	49	(16)	6	39	(17)		22
Income tax expense	1	1	3	5	-		5
NET INCOME (LOSS)	$48	$(17)	$3	$34	$(17)		$17
Net income attributable to noncontrolling interest	(2)	-	-	(2)	-		(2)
NET INCOME (LOSS) ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$46	$(17)	$3	$32	$(17)		$15

Amounts attributable to Series A convertible redeemable preferred units	10						10
General partner's interest, including IDR	9						8
Amounts attributable to Class F common units	-						3
Limited partners' interest in net income	$27						$(6)

Basic and diluted earnings per common unit
Amount allocated to common units	$27						$(6)
Weighted average number of common units outstanding	167,492,735						198,865,154
Basic net income per common unit	$0.16						$(0.04)
Diluted net income per common unit	$0.13						$(0.06)

Basic and diluted earnings per Class F common unit
Amount allocated to Class F common units	$-						$3
Total number of Class F common units	-						6,274,483
Income per Class F common units	$-						$0.48

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Notes to Unaudited Pro Forma Combined Consolidated Financial Information

The following notes discuss the columns presented and the entries made to the unaudited pro forma condensed consolidated financial information.

Partnership
This column represents the historical audited consolidated balance sheet as of December 31, 2012 and the related statement of operations of the Partnership for the year ended December 31, 2012.  These financial statements were derived from the Partnership’s audited financial statements as reported in its Annual Report on Form 10-K for the year ended December 31, 2012.

SUGS
This column represents the historical audited consolidated balance sheet as of December 31, 2012 and the related statement of operations of SUGS for the periods from Acquisition (March 26, 2012) to December 31, 2012 and from January 1, 2012 to March 25, 2012.  These financial statements were derived from SUGS’ audited financial statements included herein as Exhibit 99.2 in this Current Report.

Pro Forma Adjustments
a. Represents the funding received by the Partnership for the $1.5 billion contribution consideration to be paid, consisting of $600 million long-term debt, $750 million in Partnership common units, and $150 million in Partnership Class F common units.

b. Represents the payment of contribution consideration to the holders of the Partnership common units and the Partnership Class F common units issued due to the transaction.

c. Represents the allocation of SUGS issued and outstanding membership interests to the holders of Partnership common units and Partnership Class F common units issued due to the transaction.  SUGS membership interest was converted to Partnership common units and Partnership Class F common units.

d. Represents the elimination of the deferred tax liability to the General Partner interest as a deemed contribution as the contribution consideration was less than SUGS historical asset value.  Upon the closing of the Contribution Agreement, SUGS tax status will change, causing the Partnership to derecognize the deferred tax liability through the Statement of Operations as a benefit to income tax expense, based on the requirements of accounting principles generally accepted in the United States of America ("GAAP").

e. Represents the elimination of the outstanding value in other comprehensive income related to SUGS cash flow hedges.  As provided in Section 5.17 of the Contribution Agreement, all hedges shall be terminated on or prior to the closing of the transaction, therefore, this adjustment assumes that the OCI balance was charged to the income statement.

f. Represents the elimination of the $10 million annual management fee paid by the Partnership to ETE.  The Contribution Agreement in effect amended the Services Agreement between ETE Services Company, LLC, Energy Transfer Equity, L.P. and the Partnership dated May 26, 2010, to eliminate the $10 million annual management fee for two years post-transaction close.

g. Represents the incremental interest expense incurred for the year ended December 31, 2012 on the additional borrowings assuming the Partnership issued Senior Notes with a 5.5% interest rate, consistent with the Senior Notes issued in October 2012.  If the estimated interest rate varied by 0.125% in either direction, there would be a $750,000 impact on the Unaudited Pro Forma Consolidated Statement of Operations.

h. Represents the adjustment to decrease the SUGS predecessor period depreciation expense to reflect the impact of the March 2012 acquisition of SUGS by ETE.